Exhibit 23.2

[Letterhead of Crowe LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sypris Solutions, Inc. of our report dated March 27, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Sypris Solutions, Inc. for the year ended December 31, 2024.

/s/ Crowe LLP
Crowe LLP

San Francisco, California

May 21, 2025